EXHIBIT 99.1

RAINMAKER REPORTS RECORD FOURTH QUARTER AND FISCAL 2006 RESULTS

Campbell, Calif., February 12, 2007 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions combining hosted application software and execution services to deliver more revenue for its clients, today reported record financial results for the 2006 fourth quarter and full year ended December 31, 2006.

Fourth Quarter Financial Highlights:

•	Revenue increased to a record $14.4 million

•	Record GAAP net income of $943,000, or $0.06 per diluted share

•	Record non-GAAP net income of $1.7 million, or $0.11 per diluted share

•	Cash and cash equivalents increased by $3 million to $22 million

Rainmaker achieved record fourth quarter net revenue of $14.4 million, representing a 58% increase over net revenue of $9.1 million in the fourth quarter of 2005 and a 18% sequential increase from net revenue of $12.2 million in the third quarter of 2006.

Gross margin was 51% in the fourth quarter of 2006, compared to 46% in the fourth quarter of 2005, and 49% in the third quarter of 2006.

Fourth quarter GAAP net income was $943,000, or $0.06 per diluted share, compared to a net loss of $310,000, or a loss of $0.03 per share, for the fourth quarter of 2005, and GAAP net income of $869,000, or $0.06 per diluted share, in the third quarter of 2006.

EBITDA in the fourth quarter was a record $1.9 million, or 13% of revenue, compared to EBITDA of $254,000 in the fourth quarter of 2005 and EBITDA of $1.7 million in the third quarter of 2006. See Exhibit A below for a reconciliation of GAAP net income (loss) to EBITDA.

Fourth quarter non-GAAP net income was $1.7 million, or $0.11 per diluted share. Non-GAAP net income excludes stock based compensation of $156,000, amortization of intangible assets from acquisitions of $567,000, and net revenue adjustments related to fair value purchase accounting of $116,000, net of the tax effect of these adjustments of $91,000. This compares to a non-GAAP net loss of $65,000, or a loss of $0.01 per share, for the fourth quarter of 2005, and non-GAAP net income of $1.2 million, or $0.08 per diluted share, in the third quarter of 2006. See Exhibit B below for a reconciliation of GAAP net income (loss) to non-GAAP net income (loss).

The effective tax rate for the fourth quarter of 2006 was approximately 11%.

Fourth quarter 2006 diluted EPS results are based on 16.0 million weighted average shares outstanding, calculated using the treasury stock method. Total shares outstanding at December 31, 2006 were approximately 15.1 million common shares, including restricted stock awards. In addition, Rainmaker had 2.8 million unexercised options and warrants with a weighted average exercise price of approximately $4.50 per share.

Total cash and cash equivalents at December 31, 2006 increased to $22 million, compared with $19 million at September 30, 2006.

Full Year 2006 Results

For the 2006 full year, Rainmaker reported record revenue of $48.9 million, a 52% increase over revenue of $32.1 million for 2005; and record GAAP net income for 2006 of $3.4 million, or $0.23 per diluted share, compared to a GAAP net loss of $5.0 million, or a loss of $0.48 per share, in 2005. Non-GAAP net income for the 2006 full year was $5.1 million, or $0.35 per diluted share, compared to a non-GAAP net loss of $4.1 million, or a loss of $0.39 per share, for 2005.

Recent Business Highlights

•	Fortune 500 network computing client expands relationship to include on-demand training solution

•	Major Fortune 50 technology client extends relationship for additional three years

•	Added several new clients

•	Upgraded to Nasdaq Global Market listing

•	Acquired Lead Development provider CAS Systems, Inc.

Business Update

“We continue to see strong and growing market acceptance for our integrated suite of services and ongoing benefits from the cross sell opportunities we are generating with our expanded base of customers,” said Michael Silton, CEO of Rainmaker Systems. “With our recent successful acquisition of CAS Systems, we have established an international presence in Canada and are increasing our investment in technology to further enhance our international capabilities and better serve our multinational clients. We enter fiscal 2007 with increased capabilities, enhanced technology, and a substantial and growing customer base.”

Financial Guidance

Rainmaker expects to grow fiscal 2007 revenue to $65 million to $67 million, representing growth of approximately 33% to 37% from 2006. For the first quarter of 2007, Rainmaker expects to report a slight increase in revenue from the fourth quarter of 2006.

For the first quarter of 2007, the Company estimates non-cash expense related to stock options in accordance with FAS123R to be approximately $300,000 and non-cash amortization of intangibles related to acquisitions to be approximately $775,000. Rainmaker also estimates the first quarter to include acquisition related integration costs of between $200,000 and $300,000.

The Company plans to accelerate its ongoing investment in technology in the first half of 2007 based on the significant opportunities in the market and within its customer base and is committed to maintaining profitability. The Company will be incurring incremental costs in 2007 to achieve compliance with Sarbanes-Oxley 404 by December 31, 2007. Rainmaker estimates its effective tax rate in 2007 to be 12% to 15%, subject to availability and utilization of its net operating loss (NOL) carry forwards.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2006 fourth quarter and full year results. Those wishing to participate in the live call should dial (800) 218-0204 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11080871 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net income and adjusted net income per share, which are referred to as non-GAAP net income and non-GAAP income per share, and EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the company’s operating performance. Non-GAAP net income, non-GAAP net income per share and EBITDA exclude certain expenses that management does not consider to be related to the company’s core operating performance.

Non-GAAP net income consists of net income including an adjustment intended to reflect the full amount of revenue on assumed contracts in connection with acquisitions and excluding equity plan-related compensation expenses and amortization of purchased intangible assets. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income is adjusted by the amount of additional taxes that Rainmaker would accrue using a normalized effective tax rate applied to the non-GAAP results. The net revenue adjustment was $116,000 and $139,000, respectively, for the three months and year ended December 31, 2006 and related primarily to contracts assumed in connection with Rainmaker’s acquisition of ViewCentral in September 2006. Stock compensation adjustments were $156,000 and $207,000, respectively, for the three months and year ended December 31, 2006 and related primarily to Rainmaker’s adoption of

FASB Statement No. 123R, Share Based Payments, in January 2006. Amortization of intangible assets was $567,000 and $1.5 million, respectively, for the three months and year ended December 31, 2006 and related primarily to the prior acquisitions of Sunset Direct, Launch Project, Metrics Corp and ViewCentral. The tax effect of adjustments was an expense of $91,000 and $147,000, respectively, for the three months and year ended December 31, 2006.

EBITDA consists of net income excluding interest income or expense, income taxes, depreciation and amortization. Interest and other income was $133,000 and $187,000, respectively, for the three months and year ended December 31, 2006 and related primarily to interest earned on cash deposits offset by interest expense on term loans. Provision for income taxes was $114,000 and $298,000, respectively, for the three months and year ended December 31, 2006. Non-cash charges for depreciation of property and equipment was $449,000 and $1.8 million, respectively, for the three months and year ended December 31, 2006. Non-cash charges for amortization of acquisition related intangibles was $567,000 and $1.5 million, respectively, for the three months and year ended December 31, 2006 and related primarily to our prior business acquisitions.

Non-GAAP net income, non-GAAP net income per share and EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net income, non-GAAP net income per share and EBITDA because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net income, non-GAAP net income per share and EBITDA when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the company’s core operating results and facilitates comparisons of the company’s core operating performance against prior periods and the company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the company’s ongoing core operations.

About Rainmaker Systems

Rainmaker Systems, Inc. delivers lead development, training, and contract sales solutions designed to more efficiently and effectively deliver revenue. Our Revenue Delivery Platform combines proprietary, on-demand application software with expert execution services and proven best practices in enhanced data analytics and integrated multi-channel communications that maximize business-to-business marketing and sales efforts. Our clients include leading companies in the hardware, software, telecommunications, and financial services industries. For more information on our extensive capabilities, visit www.rmkr.com.

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company and its subsidiaries. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions and expand our operations without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company remains dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2439	(323) 468-2300
steve.valenzuela@rmkr.com	rmkr@mkr-group.com

– Tables to follow –

RAINMAKER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$21,996	$9,746
Restricted cash	315	586
Accounts receivable, less allowance for doubtful accounts of $233 and $422 at December 31, 2006 and 2005, respectively	13,547	10,374
Prepaid expenses and other current assets	1,172	1,212

Total current assets	37,030	21,918

Property and equipment, net	4,293	4,410
Intangible assets, net	5,604	3,652
Goodwill	7,006	3,921
Other noncurrent assets	325	257

Total assets	$54,258	$34,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,522	$17,741
Accrued compensation and benefits	1,979	1,427
Other accrued liabilities	2,368	1,732
Deferred revenue	3,457	882
Obligations under financing arrangements	—	301
Current portion of capital lease obligations	2	99
Current portion of notes payable	1,500	3,500

Total current liabilities	31,828	25,682

Deferred tax liability	43	440
Long term deferred revenue	268	—
Notes payable, less current portion	417	1,917

Total liabilities	32,556	28,039

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 15,088,294 and 11,306,937 outstanding at December 31, 2006 and 2005, respectively	15	11
Additional paid-in capital	81,265	69,089
Accumulated deficit	(59,578)	(62,981)

Total stockholders’ equity	21,702	6,119

Total liabilities and stockholders’ equity	$54,258	$34,158

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net revenue	$14,365	$9,063	$48,921	$32,114

Operating expenses:
Costs of services	7,070	4,860	24,385	18,716

Sales and marketing	1,592	883	4,250	2,838

Technology	1,874	1,204	5,990	4,248

General and administrative	1,889	1,862	7,483	8,134

Depreciation and amortization	1,016	629	3,299	3,114

Total operating expenses	13,441	9,438	45,407	37,050

Operating income (loss)	924	(375)	3,514	(4,936)

Interest and other (expense) income, net	133	65	187	(68)

Income (loss) before income taxes	$1,057	$(310)	$3,701	$(5,004)

Provision for income taxes	114	—	298	—

Net income (loss)	$943	$(310)	$3,403	$(5,004)

Basic income (loss) per share	$0.06	$(0.03)	$0.25	$(0.48)

Diluted income (loss) per share	$0.06	$(0.03)	$0.23	$(0.48)

Weighted average common share
Basic	14,671	11,303	13,662	10,464

Diluted	15,990	11,303	14,568	10,464

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2006	2005
Operating activities:
Net income (loss)	$3,403	$(5,004)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,831	2,216
Amortization of intangible assets	1,468	898
Stock-based compensation expense	207	—
Provision for allowances for doubtful accounts	267	321
Loss on disposal of fixed assets	10	62
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(3,184)	(1,322)
Prepaid expenses and other assets	18	(153)
Accounts payable	4,781	2,015
Accrued compensation and benefits	552	299
Other accrued liabilities	637	934
Deferred taxes payable	43	—
Deferred revenue	503	(378)

Net cash provided by operating activities	10,536	(112)

Investing activities:
Purchases of property and equipment	(1,660)	(3,245)
Restricted cash, net	271	(586)
Acquisition of businesses, net of cash acquired	365	(4,509)

Net cash used in investing activities	(1,024)	(8,340)

Financing activities:
Proceeds from issuance of common stock from option exercises	1,016	314
Proceeds from issuance of common stock from ESPP	53	46
Proceeds from issuance of common stock upon exercise of warrants	190	—
Net proceeds from issuance of common stock and warrants from private placement	5,312	2,597
Tax benefit of excess stock compensation expense	65	—
Proceeds from notes payable	—	6,500
Principal payment of notes payable	(3,500)	(1,083)
Principal payment of financing arrangements	(301)	(388)
Proceeds under financing arrangements	—	334
Principal payment of capital lease obligations	(97)	(226)

Net cash provided by financing activities	2,738	8,094

Net increase (decrease) in cash and cash equivalents	12,250	(358)

Cash and cash equivalents at beginning of year	9,746	10,104

Cash and cash equivalents at end of year	$21,996	$9,746

Supplement disclosures of cash flow information:
Cash paid for interest	254	148

Cash paid for taxes	108	—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) (U.S. GAAP) TO EBITDA (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2006	September 30, 2006	December 31, 2005	2006	2005
Net income (loss) – US GAAP basis	$943	$869	$(310)	$3,403	$(5,004)

Add:

Provision for income taxes	114	112	—	298	—

Non-cash charges for depreciation of property and equipment	449	431	384	1,831	2,216
Non-cash charges for amortization of acquisition related intangibles	567	366	245	1,468	898
Interest and other expense/ (income)	(133)	(56)	(65)	(187)	68

	997	853	564	3,410	3,182

EBITDA (loss) – Non-GAAP basis	$1,940	$1,722	$254	$6,813	$(1,822)

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (1)

(In thousands, except per share)

(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2006	September 30, 2006	December 31, 2005	2006	2005

Net income (loss) – US GAAP basis	$943	$869	$(310)	$3,403	$(5,004)

Net revenue adjustment (2)	116	23	—	139	—
Stock compensation adjustments: (3)

Cost of services	37	3	—	45	—

Sales and marketing	42	11	—	61	—

Technology	19	2	—	23	—

General and administrative	58	5	—	78	—
Amortization of intangible assets (4)	567	366	245	1,468	898

Tax effect of adjustments (5)	(91)	(47)	—	(147)	—

Net income (loss) – Non-GAAP basis	$1,691	$1,232	$(65)	$5,070	$(4,106)

Diluted weighted average shares outstanding	15,990	14,959	11,303	14,568	10,464
Non-GAAP net income (loss) per diluted share	$0.11	$0.08	$(0.01)	$0.35	$(0.39)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed acquisitions in the past two fiscal years, we believe non-GAAP net income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income is not meant to be considered in isolation or as a substitute for GAAP net income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded from September 15, 2006, the date of our acquisition of ViewCentral, to December 31, 2006. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on these types of contracts, although we cannot be sure that customers will renew these contracts. These adjustments will continue through our fiscal year ending 2008.
(3)

Stock-based compensation: We adopted FASB Statement No. 123R, Share Based Payments, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation expenses will recur in future periods. We consider performance without the impact of stock-based compensation charges and believe this information is useful to investors to compare our performance to prior periods before SFAS 123R and to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.

(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	The income tax provision was calculated reflecting an effective tax rate of 10.8% and 11.4% for the three months ended December 31 and September 30, 2006, respectively. For the year ended December 31, 2006, the effective tax rate was 8.1%. There was no income tax expense or benefit for the three months or year ended December 31, 2005. Our effective tax rate includes the benefit of our net operating loss carryforwards.

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